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                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                March 31, 1999

Exhibit 11   Statement re:
             -------------
             Computation of Diluted Earnings (Loss) Per Share
             ------------------------------------------------
             (Unaudited)
             -----------
             (In thousands, except per share data)
             -------------------------------------

                                           Three Months
                                          Ended March 31
                                        ------------------
                                        1999           1998
                                        ----           ----
Earnings:
 Net income (loss)                     $30,312      $(9,302)
                                       =======      =======

Shares:
 Average number of shares of
  common stock                          32,286       34,795
 Additional shares assuming
  conversion of stock options              744        1,009
                                       -------      -------
   Diluted shares                       33,030       35,804
                                       =======      =======

 Diluted earnings (loss) per share     $  0.92      $ (0.26)
                                       =======      =======